Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Miller Industries, Inc. (the “Company”) on Form 10-QSB for the period ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Angelo Napolitano, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 17, 2004

/s/ Angelo Napolitano
Angelo Napolitano
Chief Executive Officer
Chief Financial Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Miller Industries, Inc. and will be retained by Miller Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.